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                                                                    EXHIBIT 21.1



                                   NUVOX, INC.
                                  Subsidiaries


Name                                                           State of Incorporation
- ----                                                           ----------------------

NuVox, Inc.                                                           Delaware

Gabriel Communications Properties, Inc.1 /                            Delaware

Gabriel Communications Finance Company2/                              Delaware

Gabriel Communications Investments, Inc.2/                            Delaware

Gabriel Communications Transportation Company, Inc.2/                 Delaware

NuVox Communications of Arkansas, Inc.3/                              Delaware

NuVox Communications of Illinois, Inc.3/                              Delaware

NuVox Communications of Indiana, Inc.3/                               Delaware

NuVox Communications of Kansas, Inc.3/                                Delaware

NuVox Communications of Missouri, Inc.3/                              Delaware

NuVox Communications of Ohio, Inc.3/                                  Delaware

NuVox Communications of Oklahoma, Inc.3/                              Delaware

NuVox Communications of Tennessee, Inc.3/                             Delaware

TriVergent Corporation3/                                              Delaware


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1/ Subsidiary of NuVox, Inc.
2/ Subsidiary of Gabriel Communications Properties, Inc.
3/ Subsidiary of Gabriel Communications Finance Company


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
Name                                                 State of Incorporation
- ----                                                 ----------------------

InterNet/MCR Corporation4/                               North Carolina

NuVox Communications, Inc.4/                             South Carolina

Amtel Acquisition Corp.4/                                South Carolina

CNN Acquisition Corp.4/                                  South Carolina

Carolina Online, Inc.5/                                  South Carolina

TriVergent Leasing, LLC5/                                South Carolina

ISAAC Acquisition Corp.5/                                South Carolina

TriVergent Leasing South, LLC5/                             Delaware

Teleco Acquisition Corp.5/                               South Carolina

GCI Transportation Company, LLC6/                           Delaware

WebBizApps, L.L.C. 7/                                       Missouri

Shared Telcom Services, Inc. 8/                             Indiana



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4/ Subsidiary of TriVergent Corporation

5/ Subsidiary of NuVox Communications, Inc.

6/ 70% interest owned by Gabriel Communications Transportation Company, Inc.
     and 30% interest owned by Brooks International Aviation, L.L.C.

7/ 50% interest owned by Gabriel Communications Investments, Inc. and 50% interest owned by Solutech, Inc.

8/ Subsidiary of NuVox Communications of Indiana, Inc.